Exhibit 10.4

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into, effective as of June 23, 2020 (the “Effective Date”) by and between Elon R. Musk (the “Indemnitor”) and Tesla, Inc., a Delaware corporation (the “Company”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitor and the Company recognize the increased risk of litigation and other claims currently being asserted and that may be asserted in the future against directors and officers of corporations;

WHEREAS, the Company has entered and may from time to time enter into indemnification agreements (each, an “Indemnification Agreement”) with its directors, persons holding officerships, and persons holding equivalent positions with the Company’s subsidiaries (each such individual who has executed an Indemnification Agreement prior to a Change in Control (as defined below), an “Indemnitee”) pursuant to which the Company is or will be obligated to indemnify and pay or advance certain Expenses (as defined in the applicable Indemnification Agreement) of each such Indemnitee arising from an Indemnifiable Event (as defined in the applicable Indemnification Agreement) to the maximum extent permitted by law;

WHEREAS, in addition to entering into Indemnification Agreements with Indemnitees, the Company has purchased from time to time in the past directors’ and officers’ liability insurance to indemnify such Indemnitees from certain losses and expenses not otherwise indemnifiable by the Company pursuant to applicable laws;

WHEREAS, the binding quote proposal for directors’ and officers’ liability insurance most recently obtained by the Company in June 2019 would have required the payment of a significant amount of premiums to third parties that the Company deemed at such time to be unreasonably disproportionate to the amount of coverage provided;

WHEREAS, the Company intends to obtain a binding quote proposal for a directors’ and officers’ liability insurance policy with an aggregate “Side A” coverage limit of $100,000,000 from a reputable insurance broker with nationwide standing, for a term commencing upon the end of the Term (the “2020 Insurance Quote”);

WHEREAS, in recognition of each Indemnitee’s need for substantial protection against personal liability in order to enhance such Indemnitee’s continued and effective service to the Company and/or its subsidiaries as a director and/or officer, including during the pendency of the 2020 Insurance Quote, the Indemnitor, subject to the terms herein, desires to agree, in his individual capacity, to indemnify each Indemnitee for Expenses of such Indemnitee arising from an Indemnifiable Event, and solely to the extent that the Company is unable to do so, in order to provide assurance to the Indemnitees of the availability of funds to make payments that the Indemnitees would, but for such inability of the Company, be entitled to pursuant to the Indemnification Agreements or a directors’ and officers’ liability insurance policy; and

WHEREAS, the Company and its Board of Directors (the “Board”) believe it to be in the best interests of the Company and its stockholders to enter into this Agreement pending the 2020 Insurance Quote.

NOW, THEREFORE, in consideration of the above premises and covenants herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.Certain Definitions.

(a) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(b)“Proceeding” or “claim” shall mean any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(c)“Term” shall have the meaning specified in Section 8 herein.

2.Agreement to Indemnify.

(a)General Agreement. Subject to Section 5, in the event an Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Indemnitor shall indemnify Indemnitee from and against any and all Expenses (or portion thereof) arising from any claims made on or after the Effective Date, arising out of Indemnifiable Events that occurred prior to the Effective Date or during the Term, and that are not otherwise indemnified or indemnifiable by the Company and certified by the Company as such.  The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided or required to be provided by the Company pursuant to an applicable Indemnification Agreement, the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors, or applicable law.

(b)Claims Made. Notwithstanding anything in this Agreement to the contrary, the Indemnitor shall only be liable under this Agreement to indemnify and make payments in connection with Proceedings first instituted, or claims first made, against an Indemnitee during the Term and in connection with Proceedings first instituted, or claims first made, against an Indemnitee after the Term but that arises out of an Indemnifiable Event that occurred during the Term.

(c)Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, no Indemnitee shall be entitled to indemnification pursuant to this Agreement in connection with any Proceeding or part thereof initiated by such Indemnitee against Indemnitor, the Company or any other director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding or part thereof; or (ii) the Proceeding or part thereof is one to enforce indemnification rights under this Agreement.

(d)Expense Advances.  Subject to Section 5, if so requested by an Indemnitee prior to it being established that an Indemnitee is entitled to indemnification from the Indemnitor under this Agreement, the Indemnitor shall advance (within thirty business days following such request any and all Expenses incurred by such Indemnitee (an “Expense Advance”), provided that such Expense Advance may be conditioned upon the receipt by the Indemnitor of a written undertaking by such Indemnitee to repay such Expense Advances to the Indemnitor if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that such Indemnitee is not entitled to be indemnified by the Indemnitor hereunder.

(e)Mandatory Indemnification. Subject to Section 2(a) and Section 5 of this Agreement, notwithstanding any other provision of this Agreement, to the extent that any Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, such Indemnitee shall be indemnified by Indemnitor against all Expenses incurred in connection therewith.

(f)Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Indemnitor on account of any Proceeding in which judgment is rendered against any Indemnitee for an accounting of profits made from the purchase or sale by such Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state, or local laws.

3.Indemnification Payment.  Indemnitee shall receive payment of any Expenses as to which such Indemnitee is entitled to indemnification from the Indemnitor in accordance with this Agreement within ten (10) business days after Indemnitee has made a valid written demand on the Indemnitor for indemnification.

4.Notification and Defense of Proceeding. Notwithstanding anything to the contrary in this Agreement, in no event shall the Indemnitor be obligated to indemnify an Indemnitee for any Expenses or make any Expense Advances to such Indemnitee unless such Indemnitee has complied with: (i) in the case of any Expenses or Expense Advances as to which the Company would otherwise be obligated to indemnify such Indemnitee pursuant to the applicable Indemnification Agreement, all provisions in such Indemnification Agreement relating to the notification to the Company of, defense and settlement of any Proceeding relating to such Expenses (the “Notice and Defense Provisions”), and (ii) in the case of all other Expenses or Expense Advances as to which the Indemnitor is obligated to indemnify such Indemnitee hereunder, all Notice and Defense Provisions as if they applied to such Expenses or Expense Advances and replacing the rights and powers of Company with those of the Indemnitor, mutatis mutandis.

5.Limits on Indemnification.

(a)Notwithstanding anything to the contrary herein, in no event shall Indemnitor be required to make any payment or advance under this Agreement in excess of $100,000,000 in the aggregate with all payments and advances made by Indemnitor hereunder, net of any amounts repaid to the Indemnitor other than the fee pursuant to Section 6.

(b)The Indemnitor shall not be liable under this Agreement to make any payment in connection with any claim made against any Indemnitee to the extent Indemnitee has otherwise received payment (under an Indemnification Agreement, any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder. Notwithstanding anything to the contrary herein, the Indemnitor may condition the payment of any amount to an Indemnitee under this Agreement on the receipt of a written undertaking from such Indemnitee to repay to the Indemnitor any amounts that are duplicative of any other payment that is ultimately received by such Indemnitee from the Company, any insurance policy or other source of funds or contribution.

6.Obligations of the Company. In exchange for Indemnitor’s agreement to indemnify pursuant to this Agreement and the other obligations of Indemnitor set forth herein, the Company agrees to pay Indemnitor a one-time fee of $972,361 upon the execution of this Agreement. In addition, the Company agrees to use its reasonable best efforts to obtain the 2020 Insurance Quote no later than the last day of the Term. In the event that the amount of such 2020 Insurance Quote multiplied by 0.125 (1/8) is greater than the one-time fee paid by the Company to Indemnitor, the Company shall pay the difference to Indemnitor.

7.Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by Indemnitor and the Company with the approval of the Board. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

8.Term. This Agreement shall be effective as of the Effective Date and shall remain in effect until of the 90th day following the Effective Date, unless sooner terminated by the mutual agreement of the Indemnitor and the Company with the approval of the Board (the “Term”).  Expiration or termination of this Agreement shall operate prospectively only, so that all provisions of this Agreement shall remain in full force and effect as to any claim asserted against an Indemnitee during the Term, and as to any claim asserted against an Indemnitee after the Term but that arises from an Indemnifiable Event that occurred during the Term.

9.Binding Effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while Indemnitee was serving in an indemnified capacity pertaining to an Indemnifiable Event even though s/he may have ceased to serve in such capacity at the time of any Proceeding.

10.Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

11.Third-Party Beneficiaries.  Each Indemnitee is an express third-party beneficiary of this Agreement, and may specifically enforce the Indemnitor’s or the Company’s obligations hereunder as though a party hereunder, subject to the limitations specified herein.

12.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.

13.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

TESLA, INC.
a Delaware corporation

By:	/s/ Al Prescott
Name:	Al Prescott
Title:	Secretary

ELON R. MUSK,
as Indemnitor

/s/ Elon R. Musk
Elon R. Musk